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EXHIBIT 99.1 TO FORM 8-K


June 27, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:
We have read Item 4 of Form 8-K dated June 20, 2000 of TruServ Corporation and are in agreement with the statements contained in paragraphs 2, 3 and 5 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Regarding the registrant's statement concerning the lack of internal control to prepare financial statements, included in the third paragraph therein, we had considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrant's 1999 financial statements.




                                                     /s/ Ernst & Young LLP